UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         For the Month of October, 1999


                               MAYNARD OIL COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                     0-5704                     75-1362284
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                            Identification No.)






           8080 N. Central Expressway, Suite 660, Dallas, Texas 75206



        Registrant's telephone number, including area code: (214)891-8880

Item 5.  Other Events

                  Effective November 1, 1999, Maynard Oil Company has agreed to purchase interests in 170 producing oil and gas properties located in Southeastern New Mexico and West Texas. It is estimated this producing property acquisition will add 1,000 net barrels of oil and 3,000 net mcf (thousand cubic feet) of gas to Maynard's daily production. The sale is scheduled to close November 15, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MAYNARD OIL COMPANY


                                            By:/s/ Kenneth w. Hatcher
                                                     Kenneth W. Hatcher
                                                     Vice President of Finance


Dated: October 21, 1999